Exhibit 10.9 Facility Agreement dated March 14, 2000 relating to PCC Care Card Holdings BV


FACILITY AGREEMENT

The undersigned,

I    CI4Net.com Inc, a corporation organized under the laws of
Delaware and having its

principal office at One Rockefeller Plaza, Suite 1600, New York ,
NY 10020, USA,
hereinafter to be referred to as the "Lender", and

II   Personal Care Card Nederland Holding B.V., which has its
registered office in 1211

BF Hilversum, Noordse Bosje 43, The Netherlands, hereinafter to be referred to as the "Borrower".

And

Mr. J.D. Koekkoek, who is resident of the Netherlands with the address Hertog Hendriklaan 8, 1217 CT Hilversum (hereinafter to be referred to as "Koekkoek") and Nesbic Converging Technologies Europe (CTE) Fund B.V. Savannahweg 17, Utrecht, (hereinafter to be referred to as "Nesbic"), both parties jointly hereinafter to be referred to as the "Creditors"

parties hereinafter collectively also referred to as "Parties"

whereas

Borrower has entered into an acquisition agreement with the Creditors concerning the purchase of all the shares in Borrower dated March 14, 2000; Lender has agreed with Borrower to provide Borrower a loan in the amount of USD 2,000,000 (the "Loan") for the purpose of (a) repayment of a credit facility and loans provided by the Creditors to Borrower and (b) working capital; Parties have agreed in a Loan Term Sheet of March 14, 2000 the outlines of their agreement; Parties wish to set out their understandings.

Hereby declare that they have agreed as follows:

1.   Loan amount

The Lender shall lend to the Borrower and the Borrower shall borrow from the Lender an amount of USD 2,000,000 (in words: USD two million)

2.   Drawdown

NLG 500.000 of the Loan shall be made available by Lender for draw down by the Borrower. as from 27 March, 2000 and the balance of, the Loan in the amount of NLG 1.500.000, shall be made available by Lender for draw down by Borrower in the period between 27 March and 27 June, but ultimately on 27 June, 2000.

3.   Interest

The Borrower shall pay to the Lender interest on the Loan or the balance thereof for the time being outstanding calculated at the rate of Chase Manhattan Base plus 3% (three per cent) per annum, payable on December 31 of each year any balance of the Loan is outstanding. Interest shall be calculated on the basis of actual days elapsed and a year of 360 days.

4.        Purpose of Loan
1    The part of the Loan in the amount of NLG 500.000 shall be used by Borrower to finance its activities and the balance of NLG
1.500.000 must be used to repay its debts to the Creditors in the amount of USD 1,500,000 ultimately on June 27, 2000.

2    In the event that the Borrower has not (completely) repaid its debts of USD 1,500,000 to the Creditors within 30 days after June 27, 2000, the Creditors are hereby granted the right to demand from Lender as repayment an amount of fully paid up and unencumbered S-8 shares in Lender, to be issued and delivered by the Lender to Creditors, equal to the balance of the debts to the Creditors divided by the actual market value on June 27, 2000 of a fully paid up and unencumbered S-8 share in Lender plus 20%. The amount of S-8 shares to be delivered to Creditors will be rounded off to the nearest amount of full S-8 shares.

3    Creditors will each give Borrower timely payment
instructions by registered mail with regard to the amount due to each of them.

5.        Repayment/Prepayment
1    The outstanding balance of the Loan shall be repaid by the
Borrower on demand by Lender.

2    Borrower will repay the full balance of the Loan on the
tenth anniversary of the Loan, unless Lender has instructed
Borrower in writing that the repayment is extended to later date.

3    The Borrower may prepay without penalty the whole or any
part of the Loan on interest payment dates with at least ten days prior written notice to the Lender. Such notice shall be irrevocable to the Borrower.


6.             Payments
1    On each date on which an amount is due from the Borrower
hereunder, the Borrower shall make the same available to the Lender on such account as Lender will notify.

2         Whenever any payment hereunder shall be due on a day
which is not a Business Day, such payment shall be made on the next succeeding Business Day, unless this is in a new calendar month, in which case the previous Business Day shall be considered as due date. ("Business Day" shall mean any day on which banks in London, New York, Amsterdam and the place where any sum is due to be paid pursuant to the terms of this Agreement, are open for business).

3         Payments received from the Borrower shall be applied to
discharge the indebtness of the Borrower to the Lender under this Agreement in the following order:
     a. unpaid costs and expenses of the Lender;
     b. interest for late payment;
     c. interest amounts, including the additional amounts that should be due pursuant to Article 10 hereof;
     d. any other amounts due pursuant to this Agreement with the exception of principal;
     e. principal to be repaid.


7.             Representations and warranties

The Borrower declares:
a. that Mr. W.A. Walraven has full power and authorisation to represent the Borrower and to enter into this Agreement for and on behalf of the Borrower;
b. that it is a company with limited liability duly incorporated and validly existing under the laws of The Netherlands;
c. that all necessary permits and authorisations to enter into this Agreement and to make payments thereunder, have been obtained;
d. to have taken all required actions to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance shall not violate its articles of association, by-laws or other governing documents;
e. that there have occurred and are continuing no facts or circumstances which constitute an Event of Default referred to in
Article 11 hereof;
f. that it has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms and conditions;
g. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Borrower and the Lender will not violate any applicable law, rule or regulation in The Netherlands.


8.   Conditions precedent

The obligation of the Lender to make any payment under the Loan is subject to the fulfilment of the following conditions precedent that all the shares in Borrower are transferred to Lender by the Creditors in accordance with the acquisition agreement between Lender and Creditors dated March 14, 2000.

9.   Late payment

In the event of any amount owed by the Borrower to the Lender under the Loan not being paid on time, the Borrower shall pay the Lender interest on such amount at a rate of 2% per annum over EURIBOR. Such interest shall be due by the Borrower as from the day following the due date and shall be calculated up to and including the date of actual payment, whereby part of a month shall be counted as a full month and shall be payable together with the overdue amount.

10.  Change of Circumstances

1    To the extent that any change in future requirements of
applicable law or of governmental or regulatory authorities shall increase the cost to the Lender of maintaining the Loan by an amount which the Lender deems material then the Lender shall immediately inform the Borrower of such event and the Borrower shall pay to the Lender such amounts as the Lender may duly certify to be necessary to compensate for such increased cost;

2    If at any time it becomes unlawful for the Lender to make or fund the Loan or to allow the same to remain outstanding, the Borrower shall on such date as the Lender shall specify by not less than 10 Business Days' prior notice repay the principal amount outstanding under the Loan together with accrued interest thereon;

3    As long as the circumstances giving rise to the events
specified in above clauses continue, the Lender shall use its reasonable efforts to assign its rights under this Agreement to any bank or financial institution acceptable to the Borrower with a view to avoid the above circumstances.


11.       Events of Default

1    Any advance under the Loan or any part thereof together with interest, penalties and charges will become immediately due and payable, without any notice of default being necessary:
a. if the Borrower fails promptly to pay interest and/or to repay the outstanding amounts of the fixed advances and/or to comply with any other undertaking made in this Agreement;
b. if any representation or warranty made by the Borrower hereunder is incorrect;
c. if the Borrower ceases to exist, makes an order or passes a resolution or takes other proceedings or action for the winding up or dissolution of its business or for the transfer of its business to another company;
d. if the Borrower materially changes the nature of its business and/or ceases trading or announces its intention of changing materially the nature of its business, or if the Borrower's business is brought under the control of a trustee;
e. if the Borrower sells all or part of its business or transfers it to another company or a new company or disposes of it in any other way or if, in the opinion of the Lender, a material proportion of the shares in the Borrower changes hands as a result of a merger or acquisition, unless and insofar as expressly approved by the Lender;
f. if the Borrower files a petition for bankruptcy, has such a petition filed against it, is declared bankrupt, applies for a moratorium, or seeks a composition with one or more of its creditors;
g. if a material part of the Borrower's assets is attached and if such attachment remains in effect and is not discharged within 14 days after such attachment;
h. if the Borrower relinquishes control over its property, including as a result of nationalisation and the requisition thereof by public authorities;
i. if the Borrower fails to meet a payment obligation to a third party, for an amount exceeding USD 200.000 or the equivalent thereof;
j. if any other circumstance should occur which affects the validity or enforceability of the Lender's rights under this Agreement or the security documents referred to in Article 14 hereof.

2    The Borrower undertakes to inform the Lender forthwith of
the occurrence of any of the above mentioned events, or of the likelihood of any of these events occurring.
3    Without prejudice to Article 9 hereof, the Borrower shall
indemnify the Lender against any loss or expenses which the Lender may sustain or incur as a consequence of any event of default by the Borrower in payment of the principal of the Loan or interest accrued thereon and against any costs incidental to the Loan and those resulting from its collection, provided that such loss or expenses shall include - but not limited to - any f interest or fee paid or payable on account of any funds borrowed in order to carry the amount of the Loan.

     12. Taxes
     1    All payments by the Borrower hereunder shall be made
without set-off, counterclaim, withholding, tax or any other deduction whatsoever, except to the extent, if any, required by law.

     2 In the event that the Borrower is compelled by law to withhold amounts of tax on any payments to the Lender, the Borrower shall pay to the Lender such additional amounts as may be necessary to ensure that the Lender receives a net amount in US Dollars equal to the full amount which the Lender would have received if payment had not been made subject to such tax.

     3    The term "tax" includes all present and future taxes,
levies, imposts, duties, withholdings and any restrictions on conditions imposed, assessed or collected by any jurisdiction.

     13. Negative pledge; Pari passu
     1    It is understood that the Borrower has not provided
security of any kind as collateral for monies owed to other creditors. The Borrower undertakes not to secure, without the written consent of the Lender, any loan, debt, guarantee or other obligation. If any security is provided with the Lender's consent (which will not be withheld unreasonably), the Borrower shall provide the same security to the Lender.
     2    The Borrower represents and warrants to the Lender that
the obligations under this Agreement of the Borrower will at all times rank at least pari passu with all other present and future outstandings, unsecured obligations, issued, created or assumed by the Borrower.

     3    The Lender will at all times rank pari passu with any
other of the Borrower's creditors with respect to all terms and conditions of prepayment or cancellation other than normal maturity schedules which the Borrower may have agreed with other creditors. Such terms and conditions shall not result in prepayments that would adversely affect the Lender's position.

     14. Information

The Borrower shall provide the Lender with:

     a. The Borrower's balance sheets and profit and loss accounts, together with the a accompanying notes, certified by an independent chartered accountant acceptable to the Lender, within 180 calendar days of the end of Borrower's financial year.
     b. The Borrower's other financial statements insofar as they have been published.

     15. Charges; Proof of payment

     Any expenses arising from the Loan and from the collection of all amounts owed by the Borrower, including all extrajudicial and other expenses incurred by the Lender in protecting and exercising its rights, shall be borne by the Borrower.

     16.  Notices

     Unless otherwise specified herein, all notices and communications to the parties hereto shall be addressed as follows:

in the case of the Borrower to:
          Personal Care Card Nederland Holding B.V
          Noordse Bosje 43
          1211 BE Hilversum
          The Netherlands

in the case of the Lender to: Ci4Net.com Inc.
     One Rockefeller Plaza
     Suite 1600
     New York
     NY 10020
     USA
or at such other address the parties hereto may designate to each other by registered mail.

17.      Pledge

As additional security for the payment or repayment of whatever the Borrower now or at any time in the future may owe the Lender for any reason whatsoever, whether contingent or not, the Borrower hereby pledges, as far as necessary in advance, to the Lender, which accepts this pledge, all claims which the Borrower now or at any time in the future may have against the Lender for any reason whatsoever. Where necessary the Lender declares that the pledge has been communicated to the Lender as debtor of the claims.

18.       Law and Jurisdiction
1         This Agreement shall be governed by Dutch law. Any
disputes arising from this Agreement shall be submitted to the Court of Amsterdam, unless the Lender should prefer to submit such a dispute to a different Court.

2         In respect of the performance of this Agreement as well
as of its judicial enforcement, parties hereby elect domicile in Amsterdam.


[signature page follows]
Compiled in duplicate and executed on this 27 day of March 2000, at Amsterdam
The Lender

The Boyo~ver

The Creditors

Mr. Lee Cole   Mr. W.A. Walraven   Mr. J.D. Koekkoek